Exhibit 99.1

CareCloud Declares First Dividend on Non-Convertible Series B Cumulative Redeemable Perpetual Preferred Stock

SOMERSET, N.J., February 14, 2022 (GLOBE NEWSWIRE) — CareCloud, Inc. (the “Company”) (Nasdaq: MTBC) (Nasdaq: MTBCP) (Nasdaq: MTBCO), a leading provider of proprietary, cloud-based healthcare IT solutions and services, today announced that its Board of Directors has declared the first monthly cash dividend for its 8.75% Series B Cumulative Redeemable Perpetual Preferred Stock ("Series B Preferred Stock") for February 2022.

Holders of shares of the Series B Preferred Stock are entitled to receive cumulative cash dividends at the rate of 8.75% per annum of the $25.00 per share liquidation preference (equivalent to $2.1875 per annum per share). Dividends on the Series B Preferred Stock are cumulative and payable monthly on the 15th day of each month; provided that if any dividend payment date is not a business day, then the dividend may be paid on the next succeeding business day. Dividends are payable to holders of record on the applicable record date, which shall be the last day of the calendar month, whether or not a business day.

CareCloud’s Series B Preferred Stock was initially issued on February 2, 2022 and trades on the NASDAQ Global Market under the ticker symbol “MTBCO.” The February 2022 dividend has been prorated based on the initial issuance date. Future dividends will be at the rate of $0.18229 per share monthly.

The following table shows the monthly dividend and associated record and payment dates:

Feb. 2022
Dividend per share	$0.16406
Ex-dividend date	Feb. 25, 2022
Record date	Feb. 28, 2022
Payment date	Mar. 15, 2022

About MTBCO

CareCloud's Series B Preferred Stock trades on the NASDAQ Global Market under the ticker symbol "MTBCO." Commencing on February 15, 2024, the Company may, at its option, upon not less than 30 nor more than 60 days’ written notice, redeem the Series B Preferred Stock, in whole or in part, at any time or from time to time, for cash at redemption prices of either $25.75 per share (for redemptions on and after February 15, 2024 and prior to February 15, 2025), $25.50 per share (for redemptions on and after February 15, 2025 and prior to February 15, 2026), $25.25 per share (for redemptions on and after February 15, 2026 and prior to February 15, 2027), or $25.00 per share (for redemptions on and after February 25, 2027), plus any accumulated and unpaid dividends thereon to, but not including, the date fixed for redemption. Upon the occurrence of a Change of Control, the Company may, at its option, upon not less than 30 nor more than 60 days’ written notice, redeem the Series B Preferred Stock, in whole or in part, within 120 days after the first date on which such Change of Control occurred, for cash at a redemption price of $25.00 per share, plus any accumulated and unpaid dividends thereon to, but not including, the redemption date.

About CareCloud

CareCloud (Nasdaq: MTBC) (Nasdaq: MTBCP) (Nasdaq: MTBCO) brings disciplined innovation to the business of healthcare. Our suite of technology-enabled solutions helps clients increase financial and operational performance, streamline clinical workflows and improve the patient experience. More than 40,000 providers count on CareCloud to help them improve patient care while reducing administrative burdens and operating costs. Learn more about our products and services including revenue cycle management (RCM), practice management (PM), electronic health records (EHR), business intelligence, telehealth and patient experience management (PXM) at www.carecloud.com.

For additional information, please visit our website at www.carecloud.com.

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Disclaimer

This press release is for information purposes only, and does not constitute an offer to sell or solicitation of an offer to buy, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such state or jurisdiction.

Forward Looking Statements

This press release contains various forward-looking statements within the meaning of the federal securities laws. These statements relate to anticipated future events, future results of operations or future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “might,” “will,” “should,” “intends,” “expects,” “plans,” “goals,” “projects,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other comparable terminology.

Our operations involve risks and uncertainties, many of which are outside our control, and any one of which, or a combination of which, could materially affect our results of operations and whether the forward-looking statements ultimately prove to be correct. Forward-looking statements in this press release may include, without limitation, statements reflecting management's expectations for future financial performance and operating expenditures, expected growth, profitability and business outlook, the impact of the Covid-19 pandemic on our financial performance and business activities, and the expected results from the integration of our acquisitions.

These forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are only predictions, are uncertain and involve substantial known and unknown risks, uncertainties and other factors which are outside of our control and which may cause our (or our industry’s) actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all of the risks and uncertainties that could have an impact on the forward-looking statements, including without limitation, risks and uncertainties relating to the Company’s ability to manage growth, migrate newly acquired customers and retain new and existing customers, maintain cost-effective global operations, increase operational efficiency and reduce operating costs, predict and properly adjust to changes in reimbursement and other industry regulations and trends, retain the services of key personnel, develop new technologies, upgrade and adapt legacy and acquired technologies to work with evolving industry standards, compete with other companies’ products and services competitive with ours, and other important risks and uncertainties referenced and discussed under the heading titled “Risk Factors” in the Company’s filings with the Securities and Exchange Commission. In addition, there is uncertainty about the spread of the Covid-19 virus and the impact it may have on the Company’s operations, the demand for the Company’s services, and economic activity in general.

The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company does not assume any obligations to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

SOURCE CareCloud

Company Contact:

Bill Korn

Chief Financial Officer

CareCloud

bkorn@carecloud.com

Investor Contact:

Matt Kreps

Managing Director

Darrow Associates Investor Relations

mkreps@darrowir.com

Media Inquiries:

Kaitlyn Mode

Corporate Communications Manager

CareCloud

kmode@carecloud.com